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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                iSecureTrac Corp.
             (Exact name of registrant as specified in its charter)

                Delaware                                  87-0347787
      (State or other jurisdiction
    of incorporation or organization)       (I.R.S. Employer Identification No.)

         5078 So. 111th Street
            Omaha, Nebraska                                 68137
(Address of Principal Executive Offices)                  (Zip Code)

              ISECURETRAC CORP. 2006 OMNIBUS EQUITY INCENTIVE PLAN

                            (Full title of the Plan)

                                  David G. Vana
                                    Secretary
                                iSecureTrac Corp.
                              5078 S. 111th Street
                              Omaha, Nebraska 68137
                                 (402) 537-0022
            (Name, address, included zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                 Steven P. Amen
                                 Kutak Rock LLP
                               1650 Farnam Street
                              Omaha, Nebraska 68102
                                 (402) 346-6000

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

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed maximum   Proposed maximum
                                               Amount to be      offering price       aggregated         Amount of
  Title of securities to be registered          registered         per share        offering price    registration fee
----------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share       3,000,000(1)        $2.335(2)        $7,005,000(2)         $749.54
----------------------------------------------------------------------------------------------------------------------

(1) Consists of the 3,000,000 shares of common stock that may be issued under the Registrant's 2006 Omnibus Equity Incentive Plan (the "2006 Plan"). The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered by this Registration Statement shall be deemed to automatically increase as a result of any future stock split, stock dividend or similar transaction.

(2) Calculated pursuant to Rule 457(h). No options have been granted under the 2006 Plan and, accordingly, the actual price at which shares will be issued is unknown. Accordingly, the registration fee is based on the average of the bid and asked prices of the Registrant's common stock as quoted on the OTC Bulletin Board on August 23, 2006, in accordance with Rule 457(c).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

      Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2. Registration Information and Employee Plan Annual Information.

      Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      iSecureTrac Corp. (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

      (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2005;

      (b) The Company's Quarterly Reports on Form 10-QSB for the periods ended March 31, 2006 and June 30, 2006;

      (c) The description of the Company's common stock contained in Amendment No. 6 to the Company's Registration Statement on Form 10-SB, filed on August 23, 2006, pursuant to the Securities Exchange Act of 1934, as amended (No. 000-26455).

      All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7. Exemption from Registration Claimed

            Not Applicable.

Item 8. Exhibits

Exhibit
Number
------

3.1 Amended and Restated Certificate of Incorporation of the Company, as amended incorporated by reference from exhibit 3.01 on the registrant's Quarterly Report on Form 10-QSB filed on August 11, 2006 (Commission File No. 000-26455).

3.2 Restated Bylaws of the Company incorporated by reference from the registrant's Registration Statement on Form 10-SB, filed on June 22, 1999 (Commission File No. 000-26455).

4.1 Form of Common Stock Certificate incorporated by reference from Amendment No. 6 to the registrant's Registration Statement on Form 10-SB, filed on August 23, 2006 (Commission File No. 000-26455).

5.1         Opinion of Kutak Rock LLP.

10.1 Registrant's 2006 Omnibus Equity Incentive Plan incorporated by reference from the registrant's Quarterly Report on Form 10-QSB filed August 11, 2006 (Commission File No. 000-26455).

23.1 Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm.

23.2 Consent of Kutak Rock LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (contained on the signature pages of this Registration Statement).

Item 9. Undertakings

      A. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To  reflect in the  prospectus  any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material  information  with respect
            to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, That paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 25th day of August, 2006.

                                        iSecureTrac Corp.


                                        /s/ Peter A. Michel
                                        ----------------------------------------
                                        Peter A. Michel
                                        President & CEO

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter A. Michel and David G. Vana, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                    Title                          Date
            ---------                                    -----                          ----

/s/ Roger J. Kanne                       Chairman of the Board of Directors,        August 4, 2006
---------------------------------        Director
Roger J. Kanne


/s/ Peter A. Michel                      President, Chief Executive Officer,        August 4, 2006
---------------------------------        Director
Peter S. Michel


/s/ Joseph A. Ethridge                   Director                                   August 4, 2006
---------------------------------
Joseph A. Ethridge


/s/ Robert W. Korba                      Director                                   August 4, 2006
---------------------------------
Robert W. Korba


/s/ Bruce Leadbetter                     Director                                   August 4, 2006
---------------------------------
Bruce Leadbetter


/s/ Ravi Nath                            Director                                   August 4, 2006
---------------------------------
Ravi Nath


/s/ Goh Yong Siang                       Director                                   August 4, 2006
---------------------------------
General Goh Yong Siang


/s/ David G. Vana                        Chief Financial Officer, Secretary         August 4, 2006
---------------------------------
David G. Vana

                                  EXHIBIT INDEX

Exhibit
Number
------

3.1 Amended and Restated Certificate of Incorporation of the Company, as amended incorporated by reference from exhibit 3.01 on the registrant's Quarterly Report on Form 10-QSB filed on August 11, 2006 (Commission File No. 000-26455).

3.2 Restated Bylaws of the Company incorporated by reference from the registrant's Registration Statement on Form 10-SB, filed on June 22, 1999 (Commission File No. 000-26455).

4.1 Form of Common Stock Certificate incorporated by reference from Amendment No. 6 to the registrant's Registration Statement on Form 10-SB, filed on August 23, 2006 (Commission File No. 000-26455).

5.1         Opinion of Kutak Rock LLP.

10.1 Registrant's 2006 Omnibus Equity Incentive Plan incorporated by reference from the registrant's Quarterly Report on Form 10-QSB filed August 11, 2006 (Commission File No. 000-26455).

23.1 Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm.

23.2 Consent of Kutak Rock LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (contained on the signature pages of this Registration Statement).